EXHIBIT 99.1    PRESS RELEASE

RADNET REPORTS RECORD SECOND QUARTER REVENUE AND ADJUSTED EBITDA(1)

      o FOR THE QUARTER, RADNET REPORTS REVENUE OF $127.4 MILLION AND ADJUSTED EBITDA((1))OF $25.7 MILLION; INCREASES OF 19.1% AND 15.6%, RESPECTIVELY OVER THE PRIOR YEAR'S QUARTERLY RESULTS
      o SECOND QUARTER PER SHARE LOSS WAS $(0.06) COMPARED TO A GAIN OF $0.04 FROM THE PRIOR YEAR'S QUARTERLY RESULTS
      o SECOND QUARTER REVENUE AND ADJUSTED EBITDA IS A SUBSTANTIAL IMPROVEMENT FROM FIRST QUARTER 2008 RESULTS, REPRESENTING INCREASES OF 11.1% AND 16.4%, RESPECTIVELY
      o     RADNET REPORTS INCREASED AGGREGATE AND SAME-CENTER PROCEDURAL
            VOLUMES
      o RADNET REAFFIRMS ITS PREVIOUSLY ANNOUNCED 2008 GUIDANCE OF $470-500 MILLION OF REVENUE AND $100-$115 OF ADJUSTED EBITDA(1)

LOS ANGELES, CALIF., AUGUST 11, 2008 - RADNET, INC. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its second quarter ended June 30, 2008.

THREE MONTH REPORT

For its second quarter of fiscal 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $127.4 million and $25.7 million, respectively. Revenue increased 19.1% (or $20.4 million) and Adjusted EBITDA(1) increased 15.6% (or $3.5 million), respectively over the prior year's quarter. The results reflect improved volume in existing centers as well as the contribution of acquisitions and operating initiatives.

For the second quarter of 2008, as compared to the prior year's quarter, MRI volume increased 13.5%, CT volume increased 10.4% and PET/CT volume increased 16.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 14.8% over the prior year's quarter.

On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2008 and 2007, MRI volume increased 4.9%, CT volume increased 0.7% and PET/CT volume increased 5.1%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.1% over the prior year's quarter.

Net Loss for the second quarter was $2.1 million, or $(0.06) per share, compared to net income of $1.2 million or $0.04 per share, reported for the three month period ended June 30, 2007 (based upon a weighted average number of diluted shares outstanding of 35.7 million and 37.0 million for these periods in 2008 and 2007, respectively). Affecting net loss in the second quarter of 2008 were certain non-cash expenses and non-recurring items including:

   o $0.7 million non-cash gain on the fair value of interest rate hedges related to the Company's credit facilities;
   o  $0.7 million expense related to payments to settle business disputes;

   o $0.6 million of Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;
   o $0.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; and
   o $0.6 million non-cash expense from impairment on the disposal of end-of-life equipment.

"Our operating results were a substantial improvement from both those of the first quarter of 2008 and the corresponding quarter in 2007. We are beginning to see contributions from many of our recent initiatives. Contributing to our improved performance were initial results from our digital mammography program and breast oncology operations, as well as our recent acquisitions of the Papastavros facilities in Delaware and certain Southern California centers from Insight Health. We are pleased that, as we continue to execute our operating plan, our operating trends are tracking towards our full-year 2008 financial guidance. Our volumes are increasing both in aggregate and on a same-center basis, which gives us great encouragement about future quarters." said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.

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

"While our Revenue and EBITDA growth continues to be strong, we remain focused on exploring opportunities to optimize our capital structure in an attempt to lower our cost of capital, provide more financial flexibility and contribute favorably to net income performance. We continue to recognize that today, more than ever before, there is the opportunity for both organic growth and for expansion through highly accretive tuck-in transactions within our markets. Our ability to grow and become consistently profitable will be enhanced and accelerated by opportunities we will have in the future to improve our balance sheet." added Dr. Berger.

During the second quarter, RadNet's accomplishments included the following:

  o Completed the integration of digital mammography into RadNet's Maryland and Delaware operations, focusing on training and protocols designed to increase procedural throughput and capture higher reimbursement;
  o Completed the acquisition of six California centers purchased from InSight Health Corp., which expanded RadNet's presence in the San Fernando, Simi, Conejo and Santa Clarita Valleys of Southern California;
  o Acquired the assets and business of Ellicott Open MRI in Ellicott City, MD, providing RadNet new capabilities in this market;
  o Acquired the assets and business of Simi Valley Advanced Medical, a Southern California based multi-modality imaging center, into which RadNet consolidated one of the newly acquired centers purchased from InSight Health;
  o Acquired a successful mammography practice in Van Nuys, CA which was relocated into one of the newly acquired centers from InSight Health in Encino, CA; and
  o   Joined the broad-market Russell 3000(R) Index.

"We continue to see attractive opportunities to grow and improve our operations within our markets. Positive trends continue in this post Deficit Reduction Act era including, (i) increased financial pressure on small operators, (ii) the availability of attractive opportunities to purchase capital equipment at lower prices than in the past and (iii) the growing importance of imaging in the medical delivery system. Furthermore, recent trends in reimbursement have been favorable, including the reversal of the scheduled Medicare Physician Fee Schedule cut which would have gone into effect in July and proposed increases in both the Medicare Physician Fee Schedule and Hospital Outpatient Prospective Payment System for 2009." said Dr. Berger.

RadNet reaffirms its 2008 Fiscal Year Guidance as follows:

2008 FISCAL YEAR GUIDANCE

RadNet is reaffirming its 2008 guidance ranges as follows:

       Revenue                  $470 million - $500 million
       Adjusted EBITDA(2)       $100 million - $115 million
       Capital Expenditures     $15-$20 million maintenance level
                                (plus growth Capital Expenditure of up to $25
                                million)
       Cash Interest Expense    $46-$52 million

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

SIX MONTH REPORT

For the six month period ended June 30, 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $242.1 million and $47.8 million, respectively. Revenue increased 13.8% (or $29.3 million) and Adjusted EBITDA(1) increased 12.2% (or $5.2 million), respectively over the prior year's six month period. The results reflect improved volume in existing centers as well as the contribution of acquisitions and operating initiatives.

For the six months of 2008, as compared to the prior year's six month period, MRI volume increased 8.4%, CT volume increased 5.2% and PET/CT volume increased 15.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.5% over the prior year's quarter.

Net Loss for the six months of 2008 was $7.6 million, or $(0.21) per share, compared to $4.3 million or $(0.13) per share, reported for the six month period ended June 30, 2007 (based upon a weighted average number of diluted shares outstanding of 35.6 million and 34.5 million for these periods in 2008 and 2007, respectively). Affecting net loss in the six months of 2008 were certain non-cash expenses and non-recurring items including:

   o $0.3 million non-cash loss on the fair value of interest rate hedges related to the Company's credit facilities;
   o  $1.4 million expense related payments to settle business disputes;
   o $1.2 million of Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;
   o $0.4 million in bonus compensation paid to some of our physician groups for their assistance with our transition to digital mammography; and
   o $1.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants.


REGULATION G: GAAP AND NON-GAAP FINANCIAL INFORMATION

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance. RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

ABOUT RADNET, INC.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 164 fully-owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees. For more information, visit http://www.radnet.com.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SPECIFICALLY, STATEMENTS CONCERNING RADNETS' ABILITY TO CONTINUE TO GROW ITS BUSINESS BY GENERATING PATIENT REFERRALS AND CONTRACTS WITH RADIOLOGY PRACTICES, FUTURE ACQUISITIONS, COST SAVINGS, SUCCESSFUL INTEGRATION OF ACQUIRED OPERATIONS, AND RECEIVING THIRD-PARTY REIMBURSEMENT FOR DIAGNOSTIC IMAGING SERVICES, AS WELL AS RADNET'S FINANCIAL GUIDANCE, ITS STATEMENTS REGARDING INCREASED BUSINESS FROM NEW OPERATIONS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT, PRELIMINARY EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH MAY CAUSE RADNET'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS CONTAINED HEREIN. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT RADNET'S BUSINESS AND ITS FINANCIAL RESULTS ARE DETAILED IN ITS MOST RECENT ANNUAL REPORT ON FORM 10-K AND FORMS 10Q, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS, ESPECIALLY GUIDANCE ON FUTURE FINANCIAL PERFORMANCE, WHICH SPEAKS ONLY AS OF THE DATE THEY ARE MADE. RADNET UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY WERE MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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

CONTACTS:

RADNET, INC.

MARK STOLPER, 310-445-2800

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


INTEGRATED CORPORATE RELATIONS, INC.

JOHN MILLS, 310-954-1105

JMILLS@ICRINC.COM


FOOTNOTE

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.


                                       4

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
                          RADNET, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                         June 30,   December 31,
                                                                          2008         2007
                                                                        ---------    ---------
                                                                       (unaudited)
                                     ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                         $      --    $      18
      Accounts receivable, net                                            100,754       87,285
      Refundable income taxes                                                 103          105
      Prepaid expenses and other current assets                            11,172       10,273
                                                                        ---------    ---------
          Total current assets                                            112,029       97,681
PROPERTY AND EQUIPMENT, NET                                               203,512      164,097
OTHER ASSETS
      Goodwill                                                            102,101       84,395
      Other intangible assets                                              57,971       58,908
      Deferred financing costs, net                                        12,246        9,161
      Investment in joint ventures                                         17,017       15,036
      Deposits and other                                                    4,952        4,342
                                                                        ---------    ---------
          Total other assets                                              194,287      171,842
                                                                        ---------    ---------
          Total assets                                                  $ 509,828    $ 433,620
                                                                        =========    =========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
      Accounts payable and accrued expenses                             $  81,726    $  59,965
      Due to affiliates                                                     2,255        1,350
      Notes payable                                                         5,244        3,536
      Current portion of deferred rent                                        195          195
      Obligations under capital leases                                     12,702        9,455
                                                                        ---------    ---------
          Total current liabilities                                       102,122       74,501
                                                                        ---------    ---------
LONG-TERM LIABILITIES
      Line of credit                                                       12,262        4,222
      Deferred rent, net of current portion                                 7,195        4,394
      Deferred taxes                                                          277          277
      Notes payable, net of current portion                               421,752      382,064
      Obligations under capital lease, net of current portion              26,010       22,527
      Other non-current liabilities                                        16,774       15,259
                                                                        ---------    ---------
          Total long-term liabilities                                     484,270      428,743
                                                                        ---------    ---------
COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS                                                            100          206
STOCKHOLDERS' DEFICIT
      Common stock - $.0001 par value, 200,000,000 shares authorized;
       35,686,224 and 35,239,558 shares issued and outstanding at
       June 30, 2008 and December 31, 2007, respectively                        4            4
      Paid-in-capital                                                     150,978      149,631
      Accumulated other comprehensive loss                                 (5,136)      (4,579)
      Accumulated deficit                                                (222,510)    (214,886)
                                                                        ---------    ---------
       Total stockholders' deficit                                        (76,664)     (69,830)
                                                                        ---------    ---------
      Total liabilities and stockholders' deficit                       $ 509,828    $ 433,620
                                                                        =========    =========


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

                                         RADNET, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (IN THOUSANDS EXCEPT SHARE DATA)
                                                  (UNAUDITED)

                                                      Three Months Ended              Six Months Ended
                                                           June 30,                       June 30,
                                                 ----------------------------    ----------------------------
                                                     2008            2007           2008             2007
                                                 ------------    ------------    ------------    ------------

NET REVENUE                                      $    127,446    $    107,027    $    242,144    $    212,842

OPERATING EXPENSES
   Operating expenses                                  97,886          79,183         186,852         161,588
   Depreciation and amortization                       14,071          10,579          26,540          21,489
   Provision for bad debts                              7,088           6,862          13,575          14,415
   Loss on sale of equipment                              (38)              4             (30)              4
   Severance costs                                          4             247              35             785
                                                 ------------    ------------    ------------    ------------
      Total operating expenses                        119,011          96,875         226,972         198,281


INCOME FROM OPERATIONS                                  8,435          10,152          15,172          14,561

OTHER EXPENSES (INCOME)
   Interest expense                                    12,516           9,779          26,104          20,616
   Other income                                           (21)            (51)            (53)            (51)
                                                 ------------    ------------    ------------    ------------
      Total other expense                              12,495           9,728          26,051          20,565

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
   INTERESTS AND EARNINGS FROM
   JOINT VENTURES                                      (4,060)            424         (10,879)         (6,004)
   Provision for income taxes                             (14)            (13)           (137)            (29)
   Minority interest in income of subsidiaries            (25)           (170)            (49)           (285)
   Equity in earnings of joint ventures                 1,950             982           3,441           1,977
                                                 ------------    ------------    ------------    ------------
NET INCOME (LOSS)                                $     (2,149)   $      1,223    $     (7,624)   $     (4,341)
                                                 ============    ============    ============    ============

BASIC NET INCOME (LOSS) PER SHARE                $      (0.06)   $       0.04    $      (0.21)   $      (0.13)
                                                 ============    ============    ============    ============

DILUTED NET INCOME (LOSS) PER SHARE              $      (0.06)   $       0.03    $      (0.21)   $      (0.13)
                                                 ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                           35,671,554      34,636,573      35,616,298      34,514,166
                                                 ============    ============    ============    ============

   Diluted                                         35,671,554      36,989,320      35,616,298      34,514,166
                                                 ============    ============    ============    ============



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                                            RADNET, INC.
                RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
                                           (IN THOUSANDS)


                                                                                Three Months Ended
                                                                                     June 30,
                                                                               --------------------
                                                                                 2008        2007
                                                                               --------    --------

Income from Operations (a)                                                     $  8,435    $ 10,152
Plus Depreciation and Amortization                                               14,071      10,579
Plus Equity in Earnings of Joint Ventures                                         1,950         982
Plus Non Cash Employee Stock Compensation(b)                                        602         382
Plus Loss on Sale of Equipment                                                       --           4
Plus Non Cash Malpractice IBNR Adjustment                                            --          43
Plus Gain on Sale of Equipment                                                      (38)         --
Less Minority Interest in (Income) Loss of Subsidiaries                             (25)       (170)
                                                                               --------    --------
              Subtotal                                                           24,995      21,972
Plus Severance: Elimination of Corporate Personnel                                    4         247
Plus One Time Expense Related to Business Dispute Settlements                       693          --
                                                                               --------    --------
              Adjusted EBITDA(1)                                               $ 25,692    $ 22,219
                                                                               ========    ========

(a) Includes loss or gain on sale of equipment.
(b) Includes FAS123 compensation.



                                                                                Six Months Ended
                                                                                     June 30,
                                                                               --------------------
                                                                                 2008        2007
                                                                               --------    --------

Income from Operations (a)                                                     $ 15,172    $ 14,561
Plus Depreciation and Amortization                                               26,540      21,489
Plus Equity in Earnings of Joint Ventures                                         3,441       1,977
Plus Non Cash Employee Stock Compensation(b)                                      1,056       3,202
Plus Loss on Sale of Equipment                                                       --           4
Less Gain on Sale of Equipment                                                      (30)         --
Less Minority Interest in (Income) Loss of Subsidiaries                             (49)       (285)
                                                                               --------    --------
              Subtotal                                                           46,130      40,948
Plus Severance: Elimination of Corporate Personnel                                   35         785
Plus One-Time Payment Physician Payment                                              --         250
Plus Nasdaq One-Time Listing Fee                                                     --         120
Plus One Time Consulting Fees Related to Review of 2006 Accounts Receivables        200           1
Plus SAB 108 Accounting Adjustment                                                   --         362
Plus Non Cash Malpractice IBNR Adjustment                                            --          86
Plus One Time Expense Related to Business Dispute Settlements                     1,393          --
                                                                               --------    --------
              Adjusted EBITDA(1)                                               $ 47,758    $ 42,552
                                                                               ========    ========

(a) Includes loss or gain on sale of equipment.
(b) Includes FAS123 compensation and one-time non-cash bonus accrual.


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